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                                                                     Exhibit 99


                                             MEDIA             INVESTORS
                                             Larry Haeg        Bob Strickland
                                             415-396-3070      415-396-0523

              WELLS FARGO EXPECTS $1.13 BILLION NON-CASH AND OTHER CHARGES PRIMARILY RELATED TO IMPAIRED VENTURE CAPITAL
                                   SECURITIES

SAN FRANCISCO, June 6, 2001--Wells Fargo & Company (NYSE:WFC) said today it expects to recognize non-cash and other special charges of approximately $1.13 billion (after tax), or $.65 per share in the second quarter of 2001. Approximately $1.05 billion (after tax), or $.61 per share, of these charges result from impairment write-downs of publicly traded and private equity securities, primarily in the venture capital portfolio. Under generally accepted accounting principles, the Company expects to recognize other-than-temporary impairment in the valuation of securities, resulting from sustained declines in market values of the securities, particularly in the technology and telecommunication industries. Other special charges of approximately $80 million (after tax), which include approximately $70 million (after tax) from the auto finance portfolios acquired as part of the acquisition of First Security Corporation in October 2000, are primarily to adjust lease residual values in response to the continued deterioration in the used car market. In conjunction with this write-down, those remaining residuals will be placed under a residual loss insurance policy.

"The bulk of these charges, in fact, are reductions of the non-cash venture capital gains recognized in late 1999 and 2000," said Chief Financial Officer Ross Kari. "Those gains resulted from the acquisition of several companies, held in our portfolio of venture capital investments, by publicly traded companies. Examples of such investments include Cerent Corp. acquired by Cisco Systems, Inc. in fourth quarter of 1999, and Siara Systems acquired by Redback Networks in first quarter of 2000.


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                               -2-

Generally accepted accounting principles require that we recognize a non-cash gain when companies in which we invest are acquired in an exchange of stock by a public company. At the time of the exchange, we recorded the stock received based on the market price, even though the security's price was known to be extremely volatile and in some cases we may have been subject to resale restrictions. Many of those non-cash gains were later realized when we sold down the resulting position in the publicly traded stock. However, we have not completely sold out of these issues, in some cases due to the size of our position and lack of liquidity. Therefore, the Company expects to write these positions down due to the sharp, sustained declines in the market values, and the uncertainty of price recoveries. The unrealized losses related to the securities available-for-sale portfolio were reflected in other comprehensive income in prior period financial statements."

"Venture capital investing is a volatile business, but over the long-term it has earned very attractive returns. We have been in the venture capital business for more than 35 years. Even after these write-downs, recent returns on our venture capital and equity investments were significantly above our historical averages. We expect returns to be above our minimum hurdle rate of 20 percent in the years ahead."

As previously disclosed, the second quarter results also will include approximately $90 million (after tax), or $.05 per share, of charges reflecting the cost of completing the integration of First Security and other acquisitions, and the Company's normalized level of $140 million (pre-tax) of market-sensitive revenue each quarter is at risk due to this sharp and sustained decline of technology stocks.


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                               -3-

"We continue to be optimistic about the fundamentals of our business," said Chairman and CEO Dick Kovacevich. "Core revenue trends continue to be strong. Currently, we expect this to be another quarter where we produce at or close to double-digit growth of revenue, excluding volatile or market-sensitive revenue sources. Expenses are being controlled and credit costs, though continuing to increase as expected, remain manageable."

Wells Fargo & Company is a diversified financial services company with $280 billion in assets, providing banking, insurance, investments, mortgage and consumer finance from about 5,400 stores and the Internet (wellsfargo.com) across North America and elsewhere internationally.

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements about the Company including, generally, descriptions of plans or objectives for future operations, products or services, and/or forecasts of revenues, earnings or other measures of economic performance and, specifically -- the total amount of charges, including the amount per share, the Company expects to recognize in the second quarter of 2001 -- the amount of charges, including the amount per share, the Company expects to recognize in the second quarter of 2001 relating to impairment write-downs of publicly-traded and private equity securities -- the amount of charges the Company expects to recognize in the second quarter of 2001 relating to the auto finance portfolios acquired as part of the acquisition of First Security Corporation -- the amount of charges, including the amount per share, the Company expects to incur in the second quarter of 2001 relating to the integration of First Security and other acquisitions -- the expected rate of return in future years from venture capital and equity investments -- the outlook for the fundamentals of the Company's business -- the expected strength of the Company's core revenues -- the expected revenue growth rate for second quarter of 2001
-- the expected controllability of expenses -- the expected manageability of credit costs.

Forward-looking statements discuss matters that are not facts and often include the word: "believe," "expect," "anticipate," "intend," "plan," "estimate," "will," "can," "would," "should," "could" or "may." They give the Company's expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date.


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                                 -4-

There are several factors--many of which are beyond the Company's control--that could cause results to differ significantly from the Company's expectations. Some of these factors include -- the future market values of the securities in the Company's securities available for sale portfolio, primarily equity securities, and the factors that may affect these market values -- the future condition of the used car market as it affects the market value of the Company's auto finance portfolios -- whether there are any unexpected difficulties or unusual expenses in integrating the Company's acquisitions including First Security Corporation. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and Annual Report on Form 10-K for the year ended December 31, 2000, including information incorporated into the Form 10-K from the Company's 2000 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-K, describe other factors such as credit, market, operational, liquidity, interest rate and other risks. See, for example, "Management's Discussion and Analysis of Financial Condition and Results of Operations--Balance Sheet Analysis" in the Form 10-Q and "Financial Review--Balance Sheet Analysis" incorporated into the Form
10-K from the 2000 Annual Report to Stockholders. Other factors described in the Forms 10-Q and 10-K include industry-related factors such as -- general business and economic conditions -- fiscal and monetary policies
-- regulation -- disintermediation -- competition generally and in light of the Gramm-Leach-Bliley Act, as well as Company-related factors such as -- potential dividend restrictions -- market acceptance and regulatory approval of new products and services -- non-banking activities -- integration of acquired companies -- attracting and retaining key personnel -- stock price volatility. See "Factors That May Affect Future Results" included in the Form 10-Q and incorporated into the Form 10-K from the 2000 Annual Report to Stockholders and "Regulation and Supervision" included in the Form 10-K. Any factor described in this new release or in the Forms 10-Q or 10-K or in information incorporated by reference into the Forms 10-Q or 10-K could, by itself or together with one or more other factors, adversely affect the Company's business, earnings and/or financial condition.

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